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                                CREDIT AGREEMENT


                            Dated as of May 20, 1998


                                      Among


                       BOSTON CELTICS LIMITED PARTNERSHIP
                                  as Borrower,


                            THE LENDERS PARTY HERETO,

                                       and

                         CITIZENS BANK OF MASSACHUSETTS,
                            as Agent for the Lenders








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                                                                Credit Agreement

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                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----

ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS...............................1
  Section 1.1.  DEFINITIONS...............................................1
  Section 1.2.  ACCOUNTING TERMS.........................................10

ARTICLE 2.  THE REVOLVING CREDIT.........................................10
  Section 2.1.  THE REVOLVING CREDIT.....................................10
  Section 2.2.  MAKING OF REVOLVING CREDIT ADVANCES......................11
  Section 2.3.  INTEREST ON REVOLVING CREDIT ADVANCES....................12
  Section 2.4.  ELECTION OF LIBOR PRICING OPTIONS........................12
  Section 2.5.  ADDITIONAL PAYMENTS......................................13
  Section 2.6.  COMPUTATION OF INTEREST, ETC.............................13
  Section 2.7.  FEES.  ..................................................13
  Section 2.8.  SET-OFF..................................................14
  Section 2.9.  SHARING OF PAYMENTS......................................14
  Section 2.10. REDUCTION OF COMMITMENT BY THE BORROWER..................14
  Section 2.11. INCREASED COSTS, ETC.....................................14
  Section 2.12  CHANGED CIRCUMSTANCES....................................16
  Section 2.13. USE OF PROCEEDS..........................................17

ARTICLE 3.  CONDITIONS TO LOANS AND ADVANCES.............................17
  Section 3.1.  CONDITIONS TO FIRST REVOLVING CREDIT ADVANCE.............17
  Section 3.2.  CONDITIONS TO ALL REVOLVING CREDIT ADVANCES..............18

ARTICLE 4.  PAYMENT AND REPAYMENT........................................19
  Section 4.1.  MANDATORY PREPAYMENT.....................................19
  Section 4.2.  VOLUNTARY PREPAYMENTS....................................19
  Section 4.3.  PAYMENT AND INTEREST CUTOFF..............................19
  Section 4.4.  PAYMENT OR OTHER ACTIONS ON NON-BUSINESS DAYS............20
  Section 4.5.  METHOD AND TIMING OF PAYMENTS............................20
  Section 4.6.  PAYMENTS NOT AT END OF INTEREST PERIOD...................20
  Section 4.7.  CURRENCY.................................................21

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES...............................21
  Section 5.1.  PARTNERSHIP EXISTENCE, CHARTER DOCUMENTS, ETC............21
  Section 5.2.  PRINCIPAL PLACE OF BUSINESS; LOCATION OF RECORDS.........21
  Section 5.3.  QUALIFICATION............................................21
  Section 5.4.  SUBSIDIARIES.............................................22
  Section 5.5.  POWER....................................................22
  Section 5.6.  VALID AND BINDING OBLIGATIONS............................22
  Section 5.7.  OTHER AGREEMENTS.........................................23
  Section 5.8.  PAYMENT OF TAXES.........................................23
  Section 5.9.  FINANCIAL STATEMENTS.....................................23

                                                                Credit Agreement
                                       (i)

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                                                                        Page
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  Section 5.10. OTHER MATERIALS FURNISHED................................23
  Section 5.11. EQUITY INTERESTS.........................................23
  Section 5.12. CHANGES IN CONDITION.....................................23
  Section 5.13. ASSETS, LICENSES, PATENTS, TRADEMARKS, ETC...............24
  Section 5.14. LITIGATION...............................................24
  Section 5.15. PENSION PLANS............................................24
  Section 5.16. OUTSTANDING INDEBTEDNESS.................................25
  Section 5.17. ENVIRONMENTAL MATTERS....................................25
  Section 5.18. GOVERNMENTAL REGULATIONS.................................26
  Section 5.19. MARGIN STOCK.............................................26

ARTICLE 6.  REPORTS AND INFORMATION......................................26
  Section 6.1.  QUARTERLY FINANCIAL STATEMENTS AND REPORTS...............26
  Section 6.2.  ANNUAL FINANCIAL STATEMENTS..............................26
  Section 6.3.  NOTICE OF DEFAULTS.......................................27
  Section 6.4.  NOTICE OF LITIGATION.....................................27
  Section 6.5.  COMMUNICATIONS WITH OTHERS...............................27
  Section 6.6.  REPORTABLE EVENTS........................................27
  Section 6.7.  REPORTS TO OTHER CREDITORS...............................28
  Section 6.8.  COMMUNICATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS.......28
  Section 6.9.  ENVIRONMENTAL REPORTS....................................28
  Section 6.10. CHANGES IN FASB RULES RELATING TO PARTICIPATIONS.........28
  Section 6.11. MISCELLANEOUS............................................28

ARTICLE 7.  FINANCIAL COVENANTS..........................................29
  Section 7.1.  DEBT SERVICE COVERAGE....................................29

ARTICLE 8.  AFFIRMATIVE COVENANTS........................................29
  Section 8.1.  EXISTENCE AND BUSINESS...................................29
  Section 8.2.  TAXES AND OTHER OBLIGATIONS..............................30
  Section 8.3.  MAINTENANCE OF PROPERTIES AND LEASES.....................30
  Section 8.4.  INSURANCE................................................30
  Section 8.5.  RECORDS, ACCOUNTS AND PLACES OF BUSINESS.................30
  Section 8.6.  INSPECTION...............................................30
  Section 8.7.  MAINTENANCE OF ACCOUNTS..................................31

ARTICLE 9.  NEGATIVE COVENANTS...........................................31
  Section 9.1.  RESTRICTIONS ON INDEBTEDNESS.............................31
  Section 9.2.  RESTRICTION ON LIENS.....................................32
  Section 9.3.  INVESTMENTS..............................................33
  Section 9.4.  DISPOSITIONS OF ASSETS...................................33
  Section 9.5.  ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER
                PERSONS..................................................33
  Section 9.6.  MERGERS, ETC.............................................34

                                                                Credit Agreement
                                      (ii)

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                                                                        Page
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  Section 9.7.  ERISA....................................................34
  Section 9.8.  DISTRIBUTIONS............................................34
  Section 9.9.  SALE AND LEASEBACK.......................................34
  Section 9.10. TRANSACTIONS WITH AFFILIATES.............................34

ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES...............................34
  Section 10.1. EVENTS OF DEFAULT........................................34
  Section 10.2. REMEDIES.................................................36
  Section 10.3. DISTRIBUTION OF PROCEEDS.................................37

ARTICLE 11. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES......................37
  Section 11.1. ACTIONS BY LENDERS.......................................37
  Section 11.2. ACTIONS BY BORROWER......................................38

ARTICLE 12. SUCCESSORS AND ASSIGNS.......................................39
  Section 12.1. GENERAL..................................................39
  Section 12.2. ASSIGNMENTS..............................................39
  Section 12.3. PARTICIPATIONS...........................................40

ARTICLE 13. THE AGENT....................................................41
  Section 13.1. AUTHORIZATION AND ACTION.................................41
  Section 13.2. AGENT'S RELIANCE, ETC....................................41
  Section 13.3. AGENT AS A LENDER........................................42
  Section 13.4. LENDER CREDIT DECISION...................................42
  Section 13.5. INDEMNIFICATION OF AGENT.................................42
  Section 13.6. SUCCESSOR AGENT..........................................43
  Section 13.7. AMENDMENT OF ARTICLE 13..................................43

ARTICLE 14. MISCELLANEOUS................................................43
  Section 14.1. NOTICES..................................................43
  Section 14.2. MERGER...................................................44
  Section 14.3. GOVERNING LAW; CONSENT TO JURISDICTION...................44
  Section 14.4. COUNTERPARTS.............................................44
  Section 14.5. EXPENSES AND INDEMNIFICATION.............................45
  Section 14.6. CONFIDENTIALITY..........................................46
  Section 14.8. TERMINATION..............................................47


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                                      (iii)

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LIST OF EXHIBITS AND SCHEDULES


Exhibit A             Form of Revolving Credit Note
Exhibit B             Form of Notice of Revolving Credit Borrowing
Exhibit C             Form of Compliance Certificate
Exhibit D             Form of Pricing Notice
Exhibit E             Form of CCC Pledge Agreement
Exhibit F             Form of Credit Support Agreement
Exhibit G             Form of Opinion of Borrower's Counsel
Exhibit H             Form of Assignment and Acceptance Agreement


Schedule 1            Schedule of Commitment Percentages
Schedule 2            Pricing Schedule
Schedule 5.4          Schedule of Subsidiaries
Schedule 5.9          Schedule of Financial Statements
Schedule 5.11         Schedule of Partnership Interests
Schedule 5.13         Schedule of Licenses, Patents, Copyrights
                         and Trademarks
Schedule 5.15         Schedule of Pension Plans
Schedule 5.16         Schedule of Indebtedness, Liens, Charges
                         and Encumbrances
Schedule 5.17         Environmental Matters
Schedule 8.4          Schedule of Insurance


                                                                Credit Agreement
                                      (iv)

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                                CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of May 20, 1998 by and among BOSTON CELTICS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), the lenders from time to time party hereto, and CITIZENS BANK OF MASSACHUSETTS, a Massachusetts savings bank, as agent for the lenders from time to time party hereto.

                                    RECITALS

     The Borrower desires to establish credit facilities to provide for general working capital, to facilitate certain planned corporate reorganizations and to provide liquidity to repay obligations to a former partner of the Borrower. The Lenders are willing to provide such credit facilities on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                   ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

          "ADJUSTED CASH FLOW" shall mean, for any period, the sum of (a) the Borrower's unconsolidated "Net Cash Flows from Operating Activities" calculated in accordance with paragraphs 21 through 24 of Financial Accounting Standards Board Statement 95 -- Statement of Cash Flows, as from time to time amended, PLUS (b) Interest Expense (including interest paid on Subordinated Indebtedness), plus (c) Distributions received by the Borrower in cash from its Subsidiaries, MINUS (d) Distributions paid by the Borrower in cash, MINUS (e) Capital Expenditures made by the Borrower, MINUS (f) cash taxes paid.

          "AFFILIATE" shall mean (a) any partner, director or officer of the Borrower and (b) any Person that controls, is controlled by or is under common control with the Borrower. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "AGENT" shall mean Citizens Bank of Massachusetts, in its capacity as agent for the Lenders, and its successors in that capacity.

                                                                Credit Agreement


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          "AGREEMENT" shall mean this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

          "APPLICABLE LIBOR RATE" shall mean the sum of (a) the LIBOR Rate PLUS
     (b) the LIBOR Rate Margin, as each is in effect from time to time.

          "ASSIGNMENT AND ACCEPTANCE AGREEMENT" shall have the meaning set forth in Section 12.2(a) hereof.

          "BCCLP" shall mean BCCLP Holding Corporation, a Delaware corporation.

          "BASE RATE" shall mean the greater of (a) the rate of interest announced from time to time by the Agent at its head office located at 28 State Street, Boston, Massachusetts 02109 as its "Base Rate" and (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

          "BASE RATE LOAN" shall mean any Revolving Credit Advance bearing interest at a fluctuating rate determined by reference to the Base Rate.

          "BCCLP CREDIT SUPPORT AGREEMENT" shall mean the BCCLP Credit Support Agreement of even date herewith substantially in the form of Exhibit F from BCCLP to the Agent.

          "BORROWER" -- See Preamble.

          "BORROWER REORGANIZATION" shall mean the reorganization of the Borrower as described in the letter of even date herewith from the Agent and Lenders to the Borrower.

          "BORROWING BASE" shall mean an amount equal to 90% of Eligible Pledged Collateral.

          "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts and New York, New York are open for the conduct of a substantial part of their commercial banking business, and
     (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Rate Loans any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank Eurodollar market.

          "CCC" shall mean Celtics Capital Corporation, a Delaware corporation.

          "CCC PLEDGE AGREEMENT" shall mean the CCC Pledge and Security Agreement of even date herewith substantially in the form of Exhibit E from CCC to the Agent. Credit Agreement

                                       2

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          "CCC PLEDGED COLLATERAL" shall mean the Pledged Collateral as defined in the CCC Pledge Agreement.

          "CAPITAL ASSETS" shall mean fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided, however, that Capital Assets shall not include any item customarily charged directly as an expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

          "CAPITAL EXPENDITURES" shall mean amounts paid or incurred, including indebtedness incurred, by Borrower in connection with the purchase or lease by Borrower of Capital Assets that would be required to be capitalized and shown on the balance sheet of Borrower in accordance with generally accepted accounting principles.

          "CAPITALIZED LEASE" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

          "CAPITALIZED LEASE OBLIGATIONS" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

          "CELTICS CREDIT AGREEMENT" shall mean the Credit Agreement dated as of December 15, 1997 by and between Celtics Limited Partnership, a Delaware limited partnership and Citizens Bank of Massachusetts, as the same may be amended, modified, supplemented, replaced, extended or refinanced.

          "CHANGE OF CONTROL" shall mean any event, circumstance, action, omission or other set of facts as a result of which (a) the Borrower shall cease to own of record and beneficially all of the issued and outstanding capital stock of BCCLP, except with the prior written consent of the Agent, which will not be unreasonably withheld, and delivery of such related instruments, certificates and opinions as the Agent may reasonably request,
     (b) BCCLP shall cease to own of record and beneficially all of the issued and outstanding capital stock of CCC, or (c) Paul E. Gaston and his family, as determined with reference to Section 544(a)(2) of the Code including attributions from any partnership, estate, trust or corporation, cease to own directly or indirectly less than 75% of the equity interests and voting interests in the general partner of the Borrower.

          "CLOSING DATE" shall mean the date on which all of the conditions set forth in Section 3.1 have been satisfied.

          "COHEN NOTES" shall mean the Borrower's two Promissory Notes, each having a stated maturity of June 30, 2000 and payable to the order of Alan
     N. Cohen, or his

                                                                Credit Agreement
                                        3

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     successors and assigns, in the original principal amounts of (i) Thirteen
     Million Three Hundred Sixty Five Thousand and Eighty-Eight Dollars ($13,365,088.00) and (ii) One Million and Eight Dollars ($1,000,008.00),
     respectively.

          "COHEN RESERVE" -- See Section 2.1(a)

          "COMMITMENT PERCENTAGE" shall mean as to each Lender its percentage interest in the Maximum Revolving Credit Amount as set forth on SCHEDULE 1 hereto.

          "COMPLIANCE CERTIFICATE" shall mean a certificate in the form of EXHIBIT C hereto and executed by the chief executive officer or chief financial officer of the Borrower.

          "CONSOLIDATED" and "CONSOLIDATING," and "CONSOLIDATED" and "CONSOLIDATING" when used with reference to any term, mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of the Borrower (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in Subsidiaries, as required by generally accepted accounting principles.

          "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any date as of which the amount thereof shall be determined, all liabilities of the Borrower and its Subsidiaries which should properly be classified as current in accordance with generally accepted accounting principles consistently applied, including, without limitation, all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all estimated taxes of the Borrower and its Subsidiaries required to be made within one year from the date of determination, including all Indebtedness of the Borrower hereunder.

          "CONSOLIDATED NET INCOME" shall mean the net income (or deficit) from operations of the Borrower and its Subsidiaries, after taxes, determined in accordance with generally accepted accounting principles consistently applied.

          "CREDIT PARTICIPANTS" shall have the meaning set forth in Section 12.3 hereof.

          "DEFAULT" shall mean an Event of Default or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

          "DISTRIBUTION" shall mean as to any Person: (a) the payment of any dividend on or in respect of any shares of any class of capital stock or partnership interests of such Person, other than dividends payable solely in shares of common stock or partnership interests of such Person, (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock or partnership interests of such Person directly or indirectly, (c) any other distribution on or in respect of any shares of any class of capital stock or partnership interests of such Person, and (d) any setting apart or allocating

                                                                Credit Agreement
                                        4

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     any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of such Person.

          "ELIGIBLE PLEDGED COLLATERAL" shall mean the sum of (a) the principal amount of the outstanding Loan Participations (as defined in the CCC Pledge Agreement) as to which the Agent holds a first perfected security interest subject to no other liens or encumbrances, (b) amounts on deposit in the Collection Account (as defined in the CCC Pledge Agreement) which have been pledged to the Agent and (c) the fair market value of any other investments pledged to the Agent as approved by the Agent and the Lenders in their discretion.

          "ENVIRONMENTAL LAW" means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1 hereof.

          "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

          "GUARANTY" or "GUARANTEE" or "GUARANTIES" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

          "INDEBTEDNESS" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guaranties, endorsements and any other contingent obligations

                                                                Credit Agreement
                                        5

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     in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

          "INTEREST EXPENSE" shall mean for any period, the aggregate amount (determined in accordance with generally accepted accounting principles) of interest charged to earnings during such period by the Borrower in respect of all Indebtedness for borrowed money, Capitalized Lease Obligations and the deferred purchase price of property.

          "INTEREST PERIOD" shall mean with respect to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan and ending one, two, three, six or twelve months thereafter, as the Borrower may request as provided in Sections 2.1(a) or 2.4 hereof, PROVIDED, THAT:

               (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

               (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

               (c) any Interest Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

               (d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "INVESTMENT" shall mean (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, and (c) any purchase of (i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100, or (d) any other investment, in all cases whether existing on the date of this Agreement or thereafter made.


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                                        6

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          "LENDER AGREEMENTS" shall mean this Agreement, the Revolving Credit
     Notes, the CCC Pledge Agreement, the BCCLP Credit Support Agreement, the Consent Acknowledgment and Agreement of even date herewith by and among the Agent, CCC and Morgan Guaranty Trust Company of New York and any other present or future agreement from time to time entered into between the Borrower or any Subsidiary and the Agent or the Lenders, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Borrower to the Agent or the Lenders in connection therewith.

          "LENDER OBLIGATIONS" shall mean all present and future obligations and Indebtedness of the Borrower or any Subsidiary owing to the Agent or the Lenders under this Agreement or any other Lender Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Notes, and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Lender Agreement.

          "LENDERS" shall mean (a) initially, each Lender listed on the signature pages hereof, (b) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 12.2 hereof, and (c) their respective successors.

          "LIBOR PRICING OPTION" shall mean the option granted to the Borrower pursuant to Section 2.5 hereof to have interest on all or a portion of the Loans computed on the basis of the Applicable LIBOR Rate for an applicable Interest Period.

          "LIBOR RATE" shall mean for any Interest Period for any LIBOR Rate Loan, the quotient of (a) the rate of interest determined by the Agent, at about 10:00 a.m. (Boston time) on the LIBOR Rate Fixing Day as being the rate at which deposits in U.S. dollars are offered to it by first-class banks in the London interbank market for deposit for such Interest Period in amounts comparable to the aggregate principal amount of LIBOR Rate Loans to which such Interest Period relates, divided by (b) one (1) minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

          "LIBOR RATE FIXING DAY" shall mean, in the case of any LIBOR Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

          "LIBOR RATE LOAN" shall mean any Loan hereunder upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate. The expiration date of any LIBOR Rate Loan shall be the last day of the Interest Period applicable to such LIBOR Rate Loan.

          "LIBOR RATE MARGIN" shall mean a rate per annum equal to 0.70%.

                                                                Credit Agreement
                                        7

          "LOAN" shall mean any Revolving Credit Advance outstanding hereunder or made to the Borrower by the Lenders pursuant to Article 2 of this Agreement, and "Loans" means all of such loans, collectively.

          "MAJORITY LENDERS" shall mean, at any time, the Lenders having made not less than 51% of the outstanding principal amount of the Loans hereunder, or, if no Loans are outstanding, the Lenders having aggregate Commitment Percentages of not less than 51%.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, properties, assets or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

          "MAXIMUM REVOLVING CREDIT AMOUNT" shall mean as of any date of determination, the lesser of (a) (i) $60,000,000 from the Closing Date through December 31, 2001, (ii) $50,000,000 from January 1, 2002 through December 31, 2002, and (iii) $40,000,000 from January 1, 2003 through the Revolving Credit Termination Date LESS, in each case, from and after the date the Cohen Notes have been paid in full and canceled, the amount equal to the amount applied to the repayment in full of the Cohen Notes from a source other than the Revolving Credit Advances; or (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to
     Section 2.10 hereof; PROVIDED that if the obligation of the Lenders to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.

          "1997 FINANCIAL STATEMENTS" shall mean the Consolidated Balance Sheet of the Borrower and its Subsidiaries as of June 30, 1997 and the related Consolidated Statements of Income, Shareholders' Equity and Cash Flow for the year then ended and notes to such financial statements.

          "NOTICE OF REVOLVING CREDIT BORROWING" -- See Section 2.2(a)

          "PARTICIPATION AGREEMENTS" shall mean agreements by and between the Borrower and financial institutions, on terms and conditions acceptable to the Bank, providing for the Borrower's participation in loans made by such financial institutions.

          "PENSION PLAN" shall mean an employee benefit plan or other plan maintained for the employees of the Borrower or any Subsidiary as described in Section 4021(a) of ERISA.

          "PERSON" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.


                                                                Credit Agreement
                                        8

          "PRICING NOTICE" shall have the meaning set forth in Section 2.4 hereof.

          "REPORTABLE EVENT" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

          "RESERVE REQUIREMENT" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on the Lenders against "Euro-currency Liabilities" as defined in said Regulation D.

          "REVOLVING CREDIT ADVANCE" shall mean any loan or advance from any Lender to the Borrower pursuant to Section 2.1 this Agreement.

          "REVOLVING CREDIT NOTES" shall mean the Revolving Credit Notes substantially in the form of EXHIBIT A hereto executed by the Borrower in favor of each Lender to evidence the Revolving Credit Advances to be made by the Lenders from time to time hereunder.

          "REVOLVING CREDIT TERMINATION DATE" shall mean June 30, 2003.

          "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of the Borrower which is subordinated to the Indebtedness of the Borrower hereunder and under the Revolving Credit Notes and to all other Lender Obligations, on terms and conditions approved in writing by the Agent.

          "SUBSIDIARY" shall mean any Person of which the Borrower or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

          "UCC" shall mean the Massachusetts Uniform Commercial Code, Massachusetts General Laws c. 106, as amended from time to time.

     Section 1.2. ACCOUNTING TERMS. All accounting terms used and not defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.



                         ARTICLE 2. THE REVOLVING CREDIT

     Section 2.1. THE REVOLVING CREDIT.

          (a) Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Revolving Credit Termination Date, each Lender,

                                                                Credit Agreement
                                        9
severally and not jointly, shall make such Revolving Credit Advances to the Borrower as the Borrower may from time to time request, by notice to the Agent in accordance with Section 2.2, in an aggregate amount (i) as to each Lender, not to exceed at any time such Lender's Commitment Percentage of the Maximum Revolving Credit Amount, and (ii) as to all Lenders, not to exceed (A) the lesser of (I) the Borrowing Base or (II) the Maximum Revolving Credit Amount LESS (B) at all times prior to the date the Cohen Notes have been paid in full and canceled, $20,000,000, and from and after the date the Cohen Notes have been paid in full and canceled, $0 (the amount referred to in this clause (ii)(B) is the "Cohen Reserve"). The outstanding principal amount of the Revolving Credit Advances, together with all accrued interest and other fees and charges related thereto, shall be repaid in full on the Revolving Credit Termination Date. On the Closing Date the Borrower shall execute and deliver to each Lender a Revolving Credit Note to evidence the Revolving Credit Advances from time to time made by such Lender to the Borrower hereunder. Notwithstanding anything to the contrary, in the event that the Borrower Reorganization is not completed by December 31, 1998, (i) all Loans outstanding as of that date shall be canceled,
(ii) the outstanding principal amount of the Revolving Credit Advances, together with all accrued interest and other fees and charges related thereto and all other Lender Obligations, shall be repaid in full and (iii) the Lenders shall have no further obligation to make additional Revolving Credit Advances to the Borrower.

          (b) Subject to the foregoing limitations and the provisions of Section 4.2, the Borrower shall have the right to make prepayments reducing the outstanding balance of Revolving Credit Advances and to request further Revolving Credit Advances, all in accordance with Section 2.2, without other restrictions hereunder; provided that the Lenders shall have the absolute right to refuse to make any Revolving Credit Advances for so long as there exists any Default or any other condition which would constitute a Default upon the making of such a Revolving Credit Advance.

     Section 2.2. MAKING OF REVOLVING CREDIT ADVANCES.

          (a) Each Revolving Credit Advance shall be made on notice given by the Borrower to the Agent not later than 11:00 a.m. (Boston time) on the date of the proposed Borrowing (a "Notice of Revolving Credit Borrowing"); PROVIDED, HOWEVER that if the Borrower elects a LIBOR Rate Pricing Option with respect to any Revolving Credit Advance in accordance with Section 2.4 hereof, such Notice of Revolving Credit Borrowing shall be given by the Borrower contemporaneously with a Pricing Notice in the manner and within the time specified in Section 2.4. The Agent shall give the Lenders notice of each Notice of Revolving Credit Borrowing in accordance with the Agent's customary practice. Each such Notice of Revolving Credit Borrowing shall be by telephone or telecopy, in each case confirmed immediately in writing by the Borrower in substantially the form of EXHIBIT B hereto, specifying therein (i) the requested date of such Revolving Credit Advance, and (ii) the amount of such Revolving Credit Advance (which must be a minimum of $100,000). The Borrower agrees to indemnify and hold the Lenders harmless for any action, including the making of any Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Agent and the Lenders in good faith reliance upon such telephone request. At the time of the initial request for a Revolving Credit Advance made under this Section 2.2, the Borrower shall have provided the Agent with a

                                                                Credit Agreement
                                       10

Compliance Certificate. The Borrower hereby agrees (i) that the Lenders shall be entitled to rely upon the Compliance Certificate most recently delivered to the Agent until it is superseded by a more recent Compliance Certificate, and (ii) that each request for a Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Agent's possession.

          (b) Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 2:00 p.m. on the date of each proposed Revolving Credit Advance, to the Agent at the Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Revolving Credit Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will credit such funds to the Borrower's account on the date of the proposed Revolving Credit Advance.

          (c) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Advance that such Lender will not make available to the Agent such Lender's Commitment Percentage of such Revolving Credit Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Credit Advance in accordance with and as provided in this Section 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrower. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Advance available to the Agent and the Agent shall have made available such corresponding amount to the Borrower, such Lender agrees to pay to the Agent forthwith on demand, and the Borrower agrees to repay to the Agent within two Business Days after demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Borrower until the date such amount is paid or repaid to the Agent, at an interest rate equal to the interest rate applicable at the time to such Revolving Credit Advances. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Advance for purposes of this Agreement. If the Borrower makes a repayment required by the foregoing provisions of this Section 2.2(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of the Borrower's payment.

          (d) The failure of any Lender to make the Revolving Credit Advance to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender.

     Section 2.3. INTEREST ON REVOLVING CREDIT ADVANCES. Subject to the terms of
Section 2.4 relating to LIBOR Pricing Options, the Borrower shall pay interest on the unpaid balance of the Revolving Credit Advances which are Base Rate Loans from time to time

                                                                Credit Agreement
                                       11
outstanding at a per annum rate equal to the Base Rate. Interest on the Revolving Credit Advances which are Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing June 30, 1998 and continuing until all of the Indebtedness of the Borrower to the Lenders under the Revolving Credit Notes shall have been paid in full.

     Section 2.4. ELECTION OF LIBOR PRICING OPTIONS.

          (a) Subject to all the terms and conditions hereof and so long as there exists no Default, the Borrower may, by delivering a Pricing Notice to the Agent received at or before 10:00 a.m. Boston time on the date two Business Days prior to the commencement of the Interest Period selected in such Pricing Notice, elect to have all or a portion of the outstanding Revolving Credit Advances, as the Borrower may specify in such Pricing Notice, accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable LIBOR Rate for such Interest Period; PROVIDED, HOWEVER, that any such election made with respect to the Revolving Credit Advances shall be in an amount not less than $1,000,000 and in increments of $100,000; and PROVIDED FURTHER that no such election will be made if it would result in there being more than four (4) LIBOR Pricing Options in the aggregate outstanding at any one time. Interest on Loans bearing interest at the Applicable LIBOR Rate shall be paid for the applicable Interest Period on the last day thereof and when such Loan is due (whether at maturity, by reason of acceleration or otherwise) but at least semi-annually.

          (b) Each Pricing Notice shall be substantially in the form of EXHIBIT D attached hereto and shall specify: (i) the selection of a LIBOR Pricing Option; (ii) the effective date and amount of Revolving Credit Advances subject to such LIBOR Pricing Option, subject to the limitations set forth herein; and
(iii) the duration of the applicable Interest Period. Each Pricing Notice shall be irrevocable.

          (c) The Agent will promptly inform each Lender of a Pricing Notice and the Interest Period specified by the Borrower therein. Upon determination by the Agent of the Applicable LIBOR Rate for any Interest Period selected by the Borrower, the Agent will promptly inform the Borrower and each Lender of such Applicable LIBOR Rate so determined or, if applicable, the reason why the Borrower's election will not become effective.

     Section 2.5. ADDITIONAL PAYMENTS. During the continuance of any Event of Default, the Borrower shall, on demand, pay to the Agent for the account of the Lenders interest on the unpaid principal balance of the Revolving Credit Advances and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the lesser of (i) the stated interest rates applicable thereto plus 2% per annum, and (ii) the maximum rate of interest permitted to be charged under applicable law.

     Section 2.6. COMPUTATION OF INTEREST, ETC. Interest hereunder and under the Revolving Credit Advances shall be computed on the basis of a 360-day year for the number of days actually elapsed. Any increase or decrease in the interest rate on the Revolving Credit Advances resulting from a change in the Base Rate shall be effective immediately from the date of such

                                                                Credit Agreement
                                       12
change. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. The outstanding balance of the Revolving Credit Notes as reflected on the Agent's records from time to time shall be considered correct and binding on the Borrower and the Lenders (absent manifest error) unless within thirty (30) days after receipt of any notice by the Agent or any Lender of such outstanding amount, the Borrower or a Lender notifies the Agent to the contrary.

     Section 2.7. FEES. The Borrower shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee (the "Revolving Commitment Fee") computed at a rate of (a) 0.20% per annum on the average daily unused amount of the Maximum Revolving Credit Amount from time to time in effect from the date hereof to and including the date that the Cohen Notes have been paid in full and (b) thereafter 0.25% per annum on such average daily unused amount through the Revolving Credit Termination Date. The Revolving Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing June 30, 1998, for the quarter then ended, and on the termination hereof.

     Section 2.8. SET-OFF. To the extent not prohibited by applicable law, the Borrower hereby authorizes the Agent and each Lender, without notice to the Borrower, if and to the extent payment is not promptly made when due pursuant to the Revolving Credit Notes or pursuant to any provision hereof or of any other Lender Agreement, to charge against any account of the Borrower with the Agent or such Lender, an amount equal to the accrued interest and principal and other amounts from time to time then due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements.

     Section 2.9. SHARING OF PAYMENTS. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; PROVIDED, HOWEVER, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Applicable Base Rate. The Borrower agrees that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 2.10. REDUCTION OF COMMITMENT BY THE BORROWER. The Borrower at its option may, at any time and from time to time, irrevocably reduce in part (in integral multiples of $5,000,000) the unused portion of the Maximum Revolving Credit Amount on not less than five (5) Business Days' prior written notice to the Agent. No such reduction, may be reinstated by the Borrower.

                                                                Credit Agreement
                                       13

     Section 2.11. INCREASED COSTS, ETC.

          (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law", as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to such Lender of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to such Lender of the principal of or the interest on the Revolving Credit Advances or any other amounts payable to such Lender hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of such Lender in respect of the transactions contemplated herein, or (iv) impose on such Lender any other condition or requirement with respect to this Agreement or any Revolving Credit Advance, and the result of any of the foregoing is (A) to increase the cost to such Lender of making, funding or maintaining all or any part of the Revolving Credit Advances or its commitment hereunder, or (B) to reduce the amount of principal, interest or other amount payable to such Lender hereunder, or (C) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrower hereunder, then, and in each such case not otherwise provided for hereunder, the Borrower will upon demand made by such Lender promptly following such Lender's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of any Lender. In determining the additional amounts payable hereunder, the Lenders may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among their respective customers.

          (b) Anything herein to the contrary notwithstanding, if, after the date hereof, any Lender shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or


                                                                Credit Agreement
                                       14
          administration thereof, or compliance by such Lender with any of the foregoing, either imposes a requirement upon such Lender to allocate additional capital resources or increases such Lender's requirement to allocate capital resources or such Lender's commitment to make, or to such Lender's maintenance of, the Revolving Credit Advances hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Lender to be material, such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower. The Borrower and such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender for such reduction. If the Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the day on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrower, compensate such Lender for such reduction, such Lender's determination of such amount to be conclusive and binding upon the Borrower, absent manifest error. In determining such amount, such Lender may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

     Section 2.12 CHANGED CIRCUMSTANCES. In the event that:

          (a) on any date on which the Applicable LIBOR Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate, as applicable; or

          (b) at any time the Agent shall have determined in good faith (which determination shall be final and conclusive) that

               (i) the implementation of LIBOR Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

               (ii) the LIBOR Rate shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the London interbank market, as applicable for deposits in which they regularly participate;


                                                                Credit Agreement
                                       15
then, and in such event, the Agent shall forthwith so notify the Borrower thereof. Until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow election by the Borrower of a LIBOR Pricing Option shall be suspended. If at the time the Agent so notifies the Borrower, the Borrower has previously given the Agent a Pricing Notice with respect to a LIBOR Pricing Option, but the LIBOR Pricing Option requested therein has not yet gone into effect, such Pricing Notice shall automatically be deemed to be withdrawn and be of no force or effect. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the LIBOR Pricing Option with respect to all LIBOR Rate Loans shall be terminated and the Borrower shall pay all interest due on such LIBOR Rate Loans and any amounts required to be paid pursuant to Section 4.3.

         Section 2.13. USE OF PROCEEDS. The proceeds of all Revolving Credit Advances shall be used by the Borrower to facilitate payments required in connection with the Borrower Reorganization and for general working capital purposes not to exceed $10,000,000; PROVIDED, HOWEVER, that $20,000,000 of the Revolving Credit Advances shall be reserved and used for the payment in full of the Cohen Notes on or before their stated maturity on June 30, 2000. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.


                   ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES

     Section 3.1. CONDITIONS TO FIRST REVOLVING CREDIT ADVANCE. The Lenders' obligations to make the first Revolving Credit Advance shall be subject to compliance by the Borrower with their agreements contained in this Agreement, and to the condition precedent that the Lenders shall have received each of the following, in form and substance satisfactory to the Agent and its counsel or in the form attached hereto as an Exhibit, as the case may be:

          (a) The Revolving Credit Notes duly executed by the Borrower.

          (b) Copies of the resolutions of the general partner of the Borrower authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Notes and the other Lender Agreements to which the Borrower is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of the Borrower (which certificate shall state that such resolutions are in full force and effect).

          (c) A certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of the Borrower certifying the name and signatures of the officers of the Borrower authorized to sign this Agreement, the Revolving Credit Notes, the other Lender Agreements to which the Borrower is a party and the other documents to be delivered by the Borrower hereunder.

                                                                Credit Agreement
                                       16

          (d) Copies of the resolutions of the Board of Directors of CCC and BCCLP authorizing the execution, delivery and performance of the Lender Agreements to which CCC or BCCLP is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of CCC or BCCLP (which certificate shall state that such resolutions are in full force and effect).

          (e) A certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of CCC and BCCLP certifying the name and signatures of the officers of CCC and BCCLP authorized to sign the Lender Agreements to which CCC or BCCLP is a party and the other documents to be delivered by CCC or BCCLP hereunder.

          (f) Certificates of legal existence and corporate good standing for the Borrower, BCCLP and CCC of recent date issued by the appropriate Delaware governmental authorities.

          (g) Certificate of tax good standing for the Borrower, BCCLP and CCC of recent date issued by the appropriate Delaware governmental authorities.

          (h) The opinion of Choate Hall & Stewart, counsel to the Borrower, BCCLP and CCC, dated the date of execution of this Agreement, in substantially the form of EXHIBIT G attached hereto.

          (i) A certificate of a duly authorized officer of the Borrower, dated the date of the first Revolving Credit Advances, to the effect that all conditions precedent on the part of the Borrower to the execution and delivery hereof and the making of the first Revolving Credit Advances have been satisfied.

          (j) A Compliance Certificate dated the date of the first Revolving Credit Advances.

          (k) The CCC Pledge Agreement duly executed by CCC and the BCCLP Credit Support Agreement duly executed by BCCLP.

          (l) Evidence of solvency of the Borrower.

          (m) Evidence of the Agent's perfection of the security interest in the CCC Pledged Collateral (as defined in the CCC Pledge Agreement) satisfactory in all respects to the Agent.

          (n) Payment of the Lender's one-time facility fee of $150,000 which shall be earned in full by the Lender on the Closing Date.

          (o) Such other documents, certificates and opinions as the Agent or the Lenders may reasonably request.


                                                                Credit Agreement
                                       17

     Section 3.2. CONDITIONS TO ALL REVOLVING CREDIT ADVANCES. The Lenders' obligations to make any Revolving Credit Advances pursuant to this Agreement shall be subject to compliance by the Borrower with its agreements contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before the making of each Revolving Credit Advance, of all of the following conditions precedent:

          (a) The representations and warranties herein and those made by or on behalf of the Borrower in any other Lender Agreement shall be correct as of the date on which any Revolving Credit Advance is made, with the same effect as if made at and as of such time (except as to transactions permitted hereunder and described in a Compliance Certificate previously delivered to the Agent and except that the references in Article 5 to the 1997 Financial Statements shall be deemed to refer to the most recent annual audited consolidated financial statements of the Borrower and its Subsidiaries furnished to the Agent.)

          (b) On the date of any Revolving Credit Advances hereunder, there shall exist no Default.

          (c) The making of the requested Revolving Credit Advances shall not be prohibited by any law or governmental order or regulation applicable to the Lenders or to the Borrower, and all necessary consents, approvals and authorizations of any Person for any such Revolving Credit Advances shall have been obtained.


                        ARTICLE 4. PAYMENT AND REPAYMENT

     Section 4.1. MANDATORY PREPAYMENT. If at any time the aggregate outstanding principal balance of all Revolving Credit Advances made hereunder exceeds (a) the lesser of (i) the Borrowing Base or (ii) the Maximum Revolving Credit Amount less (b) the Cohen Reserve, the Borrower shall immediately repay to the Agent for the ratable accounts of the Lenders an amount equal to such excess.

     Section 4.2. VOLUNTARY PREPAYMENTS.

          (a) The Borrower may make prepayments to the Agent for the ratable accounts of the Lenders of any outstanding principal amount of the Revolving Credit Advances equal to $100,000 or an integral multiple thereof which are Base Rate Loans in accordance with Section 4.3 at any time prior to 11:00 a.m. (Boston time) on any Business Day without premium or penalty.

          (b) The Borrower may make prepayments to the Agent for the ratable accounts of the Lenders of any Revolving Credit Advances equal to $1,000,000 or an integral multiple of $100,000 in excess thereof which are LIBOR Rate Loans in accordance with Section 4.3 at any time prior to 11:00 a.m. (Boston time) on any Business Day subject, however, to the premiums and penalties set forth in
Section 4.6.

                                                                Credit Agreement
                                       18

     Section 4.3. PAYMENT AND INTEREST CUTOFF. Notice of each prepayment pursuant to Section 4.2 shall be given to the Agent (a) in the case of prepayment of Base Rate Loans, not later than 11:00 a.m. (Boston time) on the date of payment, and (b) in the case of prepayment of or LIBOR Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 11:00 a.m. (Boston time) two (2) Business Days prior to the proposed date of payment, and, in each case, shall specify the total principal amount of the Revolving Credit Advances to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrower shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Revolving Credit Advances so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

     Section 4.4. PAYMENT OR OTHER ACTIONS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

     Section 4.5. METHOD AND TIMING OF PAYMENTS.

          (a) All payments required to be made pursuant to the provisions of this Agreement and any other Lender Agreement, and all prepayments pursuant to
Section 4.1, may be charged by the Agent against the Borrower's accounts with the Agent. The Borrower hereby authorizes the Agent and the Lenders, without notice to the Borrower, to charge against any account of the Borrower with the Agent or such Lender an amount equal to the accrued interest, principal and other amounts from time to time due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements.

          (b) The Borrower shall make each payment to be made by it hereunder not later than 11:00 a.m. (Boston time) on the day when due in lawful money of the United States to the Agent at its address set forth in Section 14.2 in immediately available funds. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrower to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

     Section 4.6. PAYMENTS NOT AT END OF INTEREST PERIOD. If the Borrower for any reason makes any payment of principal with respect to any LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such LIBOR Rate Loan, including without limitation by reason of acceleration, or fails to borrow a LIBOR Rate Loan after electing a LIBOR Pricing Option with respect thereto pursuant to Section 2.1(a) or 2.4, the Borrower shall pay to the

                                                                Credit Agreement
                                       19

Agent, for the ratable account of the Lenders, any amounts required to compensate the Lenders for any additional losses, costs or expenses which they may reasonably incur as a result of such payment or failure to borrow, including without limitation, any loss, including lost profits, costs or expenses incurred by reason of the liquidation, reutilization or reemployment of deposits or other funds acquired by the Lenders to fund or maintain such Revolving Credit Advances. Such compensation may include, without limitation, an amount equal to
(a) the amount of interest which would have accrued on the amount so paid or not borrowed, for the period from the date of such payment or failure to borrow, to the last day of the then current Interest Period for such Revolving Credit Advance (or, in the case of a failure to borrow, to the last day of the Interest Period for the Revolving Credit Advance which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Revolving Credit Advance provided for herein MINUS (b) the amount of interest (as reasonably determined by the Agent), which would accrue and become payable to the Lenders during such period on the principal repaid or not borrowed if the Lenders, following such repayment or failure to borrow, were to reinvest such principal in U.S. Treasury securities selected by the Agent in an amount equal (as nearly as may be) to the principal so repaid or not borrowed and having a term equal (as near as may be) to such period. The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

     Section 4.7. CURRENCY. All payments and prepayments provided for under this Agreement shall be made in lawful currency of the United States of America in immediately available funds.


                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Revolving Credit Advances as contemplated hereby, the Borrower hereby makes the following representations and warranties:

     Section 5.1. PARTNERSHIP EXISTENCE, CHARTER DOCUMENTS, ETC. The Borrower is a limited partnership validly formed, legally existing and in good standing under the laws of Delaware and has partnership power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the Partnership Agreement of the Borrower have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

     Section 5.2. PRINCIPAL PLACE OF BUSINESS; LOCATION OF RECORDS. Borrower's principal place of business is located at 151 Merrimac Street, Boston, Massachusetts 02114, and Borrower has not had any other principal place of business during the last six months. All of the books and records or true and complete copies thereof relating to the accounts and contracts of Borrower are and will be kept at such location.

                                                                Credit Agreement
                                       20

     Section 5.3. QUALIFICATION. Borrower is duly qualified, licensed and authorized to do business and is in good standing as a foreign limited partnership corporation in each jurisdiction where its failure to be so qualified would have a Material Adverse Effect.

     Section 5.4. SUBSIDIARIES. The Borrower has the Subsidiaries listed in
SCHEDULE 5.4. All of the issued and outstanding capital stock of each Subsidiary listed on SCHEDULE 5.4 is owned of record and beneficially as described therein.

     Section 5.5. POWER. The execution, delivery and performance of this Agreement, the Revolving Credit Notes and all other Lender Agreements and other documents delivered or to be delivered by the Borrower to the Agent or the Lenders, and the incurrence of Indebtedness to the Lenders hereunder or thereunder, now or hereafter owing:

          (a) are within the corporate or partnership powers of the Borrower, having been duly authorized by the Board of Directors of its general partner or other similar governing body, and, if required by law, by their charter documents or by their By-Laws, by their partners or stockholders;

          (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Lenders) and are not in contravention of law or the terms of the Partnership Agreement of the Borrower or any amendment thereof;

          (c) do not and will not

               (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any of the Borrower is a party or by which the Borrower or any of its properties is bound or affected,

               (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by the Borrower, except as provided in the Lender Agreements, or

               (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Borrower or any Subsidiary, or to any of their respective properties.

     Section 5.6. VALID AND BINDING OBLIGATIONS. This Agreement, the Revolving Credit Notes, and all the other Lender Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.


                                                                Credit Agreement
                                       21

     Section 5.7. OTHER AGREEMENTS. Borrower is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any partnership restriction, which is likely to have a Material Adverse Effect, or which restricts the ability of Borrower to carry out any of the provisions of this Agreement, the Revolving Credit Notes or any of the Lender Agreements executed in connection herewith and therewith. The Lenders acknowledge that Borrower is a party to the Celtics Credit Agreement and the Cohen Notes.

     Section 5.8. PAYMENT OF TAXES. The Borrower has filed all tax returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. The Borrower is and always has been a partnership for federal and state income tax purposes. The Borrower knows of no material additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 1997 Financial Statements have not been established. The Borrower has made adequate provision for all current taxes, and to the best knowledge of the Borrower there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

     Section 5.9. FINANCIAL STATEMENTS. All balance sheets, statements and other financial information furnished to the Lenders in connection with this Agreement and the transactions contemplated hereby (each of which is listed on SCHEDULE 5.9), including, without limitation, the 1997 Financial Statements, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for normal year-end adjustments and for the absence of footnotes with interim statements) and present fairly the consolidated financial condition of the Borrower and all such information so furnished was true, correct and complete as of the date thereof.

     Section 5.10. OTHER MATERIALS FURNISHED. No written information, exhibits, memoranda or reports furnished to the Lenders by or on behalf of the Borrower in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     Section 5.11. EQUITY INTERESTS. There are presently issued by the Borrower and outstanding the partnership interests indicated on SCHEDULE 5.11. The Borrower has received the consideration for which such partnership interests were authorized to be issued and has otherwise complied with all legal requirements relating to the authorization and issuance of such partnership interests and all such partnership interests are validly issued, fully paid and non-assessable. The Borrower has no other equity interests outstanding.

     Section 5.12. CHANGES IN CONDITION. Since the date of the balance sheet contained in the 1997 Financial Statements, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Borrower, and other than the proposed Borrower Reorganization, Borrower has not entered into any transaction outside of the ordinary course of business which is material to Borrower. Borrower has no contingent liabilities of any material amount which are not referred to in the 1997 Financial Statements.


                                                                Credit Agreement
                                       22

     Section 5.13. ASSETS, LICENSES, PATENTS, TRADEMARKS, ETC.

          (a) The Borrower has good and marketable title to, or valid leasehold interests in, all of its assets, real and personal, including the assets carried on its books and reflected in the 1997 Financial Statements, subject to no liens, charges or encumbrances, except for (i) liens, charges and encumbrances described in SCHEDULE 5.13 and permitted by Section 9.2 hereof, and (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business.

          (b) The Borrower owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on SCHEDULE 5.13 hereto. The Borrower conducts its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. To the best knowledge of the Borrower, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Borrower.

     Section 5.14. LITIGATION. There is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Borrower, threatened, or any basis therefor, which involves a material risk of any judgment or liability which could result in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Borrower which has or may have a Material Adverse Effect.

     Section 5.15. PENSION PLANS. No employee benefit plan established or maintained by the Borrower or any other Person a member of the same "control group," as the Borrower (a "Pension Affiliate"), within the meaning of Section 302(f)(6)(b) of ERISA, (including any multi-employer plan to which the Borrower contributes) which is subject to Part 3 of Subtitle B of Title I of the ERISA, had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability under Title IV of ERISA has been, or is expected by the Borrower to be, incurred with respect to any such plan by the Borrower or any Pension Affiliate. The execution, delivery and performance by the Borrower of this Agreement and the other Lender Agreements executed on the date hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code. The Borrower has no Pension Plan other than those described on SCHEDULE 5.15.

     Section 5.16. OUTSTANDING INDEBTEDNESS. The outstanding amount of Indebtedness for borrowed money, including Capitalized Lease Obligations and Guaranties of borrowed money, of

                                                                Credit Agreement
                                       23
the Borrower as of the date hereof, is correctly set forth in SCHEDULE 5.16 hereto, and said Schedule correctly describes the credit agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all liens, charges and encumbrances securing such Indebtedness. Said schedule also describes all agreements and other arrangements pursuant to which the Borrower may borrow any money.

     Section 5.17. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 5.17:

          (a) Neither the Borrower nor any operator of any of its owned properties is in violation, or to the knowledge of the Borrower is in alleged violation, of any Environmental Law, which violation would have a Material Adverse Effect.

          (b) Neither the Borrower nor any operator of any of its owned properties has received notice from any third party, including without limitation any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location; (ii) that any hazardous waste, as defined in 42 U.S.C. ss. 6903(5), any hazardous substances, as defined in 42 U.S.C. ss. 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. ss. 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered the Borrower or another third party or parties (E.G. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

          (c) (i) The Borrower and each operator of any real property owned or operated by the Borrower is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the best knowledge of the Borrower, no portion of property owned, operated or controlled by the Borrower has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (iii) to the best knowledge of the Borrower, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by the Borrower, which releases could have a Material Adverse Effect; (iv) to the best knowledge of the Borrower, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by the Borrower which, through soil or groundwater contamination, may have come to be located on the properties of the Borrower; (v) to the best

                                                                Credit Agreement
                                       24
knowledge of the Borrower, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by the Borrower.

          (d) None of the properties of the Borrower is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

     Section 5.18. GOVERNMENTAL REGULATIONS. Neither Borrower nor any Affiliate of the Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Borrower of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

     Section 5.19. MARGIN STOCK. Neither the Borrower nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is the Borrower engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.


                       ARTICLE 6. REPORTS AND INFORMATION

     Section 6.1. QUARTERLY FINANCIAL STATEMENTS AND REPORTS. As soon as available, and in any event within seventy-five (75) days after the end of each of the first three quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Agent and each Lender: (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, shareholders' equity and cash flow of the Borrower and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail; and (ii) a Compliance Certificate.

     Section 6.2. ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within one-hundred ten (110) days after the end of each fiscal year of the Borrower, the Borrower shall furnish to the Agent and each Lender: (a) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, changes in partners' capital and changes in cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case (other than the consolidating statements) reported on by Ernst & Young, or other independent certified public accountants of recognized national standing acceptable to the Lenders, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with generally accepted accounting principles consistently applied, said report to be without qualification, except in cases of unresolved litigation and

                                                                Credit Agreement
                                       25
accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof; and (b) a Compliance Certificate.

     Section 6.3. NOTICE OF DEFAULTS. As soon as possible, and in any event within five (5) days after the occurrence of each Default, the Borrower shall furnish to the Agent and each Lender the statement of its chief executive officer or chief financial officer setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto.

     Section 6.4. NOTICE OF LITIGATION. Promptly after the commencement thereof, the Borrower shall furnish to the Agent and each Lender written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, which, if adversely determined, would have a Material Adverse Effect.

     Section 6.5. COMMUNICATIONS WITH OTHERS. The Borrower shall furnish to the Agent and each Lender promptly (and in any event within five (5) days) after the filing thereof (a) copies of all regular, periodic and special reports and all registration statements which the Borrower files and (b) any Schedules 13D or 13G which beneficial owners of the Borrower's equity securities file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

     Section 6.6. REPORTABLE EVENTS. At any time that the Borrower has a Pension Plan, the Borrower shall furnish to the Agent and each Lender, as soon as possible, but in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which the Borrower has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

     Section 6.7. REPORTS TO OTHER CREDITORS. Promptly after filing the same, the Borrower shall furnish to the Agent and each Lender copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of the Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent or the Lenders pursuant to any other provision of this Agreement.

     Section 6.8. COMMUNICATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS. At any reasonable time and from time to time, the Borrower shall provide the Agent and the Lenders and any agents or representatives of the Lenders access to the independent public accountants of the Borrower to discuss the Borrower's financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of the Borrower. Promptly after the receipt thereof, (and in any event within five (5)

                                                                Credit Agreement
                                       26

days) the Borrower shall furnish to the Agent and each Lender copies of any written recommendations concerning the management, finances, financial controls, or operations of any Borrower received from any Borrower's independent public accountants.

     Section 6.9. ENVIRONMENTAL REPORTS. The Borrower shall furnish to the Agent and each Lender: (a) not later than seven (7) days after notice thereof, notice of any enforcement actions, or, to the knowledge of the Borrower, threatened enforcement actions affecting the Borrower by any Governmental Agency related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by the Borrower from any Governmental Agency; (c) not later than seven (7) days after notice thereof, notice of any civil claims or threatened civil claims affecting the Borrower by any third party alleging any violation of Environmental Laws or harm to human health or the environment; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of the Borrower, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a Governmental Agency in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Agency; and (e) from time to time, on request of the Agent, evidence satisfactory to the Agent of the Borrower's insurance coverage, if any, for any environmental liabilities.

     Section 6.10. CHANGES IN FASB RULES RELATING TO PARTICIPATIONS. Annually at the time of delivery of its audited financial statements under Section 6.1 hereof, the Borrower shall provide the Agent and the Lenders with a letter from its accountants stating whether there has occurred any change in Financial Accounting Standards Board Rules, including without limitation Rule 125, which changes the accounting rules applicable to the accounting treatment of the Loan Participations (as defined in the CCC Pledge Agreement) by either CCC or by Morgan Guaranty Trust Company of New York.

     Section 6.11. MISCELLANEOUS. The Borrower shall provide the Agent and the Lenders with such other information as the Agent or the Lenders may from time to time request respecting the business, properties, prospects, condition or operations, financial or otherwise, of the Borrower and its Subsidiaries, including any unconsolidated Subsidiaries.


                         ARTICLE 7. FINANCIAL COVENANTS

     On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, the Borrower shall observe the following covenants:

     Section 7.1. DEBT SERVICE COVERAGE.

          (a) RATIO OF CASH FLOW TO DEBT SERVICE (EXCLUDING SUBORDINATED INDEBTEDNESS). The Borrower shall not permit for any period of four consecutive fiscal quarters,

                                                                Credit Agreement
                                       27
commencing with the period ending March 31, 1999, the ratio of (a) Adjusted Cash Flow to (b) the sum of (i) Interest Expense for such period (excluding interest paid on Subordinated Indebtedness), plus (ii) current maturities of long-term debt (excluding current maturities and accretions of the Cohen Notes) outstanding at the end of such period, to be less than 1.25-to-1.0.

          (b) RATIO OF CASH FLOW TO DEBT SERVICE (INCLUDING SUBORDINATED INDEBTEDNESS). The Borrower shall not permit for any period of four consecutive fiscal quarters, commencing with the period ending March 31, 1999, the ratio of
(a) Adjusted Cash Flow to (b) the sum of (i) Interest Expense for such period (including interest paid on Subordinated Indebtedness), plus (ii) current maturities of long-term debt (excluding current maturities and accretions of the Cohen Notes) outstanding at the end of such period, to be less than 1.00 to 1.00.

                        ARTICLE 8. AFFIRMATIVE COVENANTS

     On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, the Borrower covenants that it will comply with the following covenants and provisions:

          Section 8.1. EXISTENCE AND BUSINESS. The Borrower will (a) preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, (b) preserve and maintain in full force and effect all material rights, licenses, patents and franchises, (c) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business, and (d) engage only in the businesses which it is conducting on the date of this Agreement - namely, as a holding company holding partnership interests and stock of its Subsidiaries.

     Section 8.2. TAXES AND OTHER OBLIGATIONS. The Borrower (a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all material taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a lien or charge upon any of its properties; provided, however, that the Borrower may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and
(ii) no action to foreclose any such lien has been commenced, and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than 60 days from the due date in the case of trade debt), all lease obligations, trade debt and all other Indebtedness incident to its operations. The Borrower shall cause all applicable tax returns and all amounts due thereunder to be filed and paid, as the case may be, in order to maintain its good standing with the Internal Revenue Service and state, local and foreign tax authorities.

     Section 8.3. MAINTENANCE OF PROPERTIES AND LEASES. The Borrower shall maintain, keep and preserve all of its properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. The Borrower shall replace and improve its properties as


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

necessary for the conduct of its business. The Borrower shall comply in all material respects with all leases naming it as lessee.

     Section 8.4. INSURANCE. The Borrower (a) will keep its real and personal property insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner satisfactory to the Lenders, and in any event as customary for companies in similar businesses similarly situated; PROVIDED, HOWEVER, that on prior notice to the Agent and the Lenders it may effect workmen's compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. On request of the Agent from time to time, the Borrower will render to the Agent and the Lenders a statement in reasonable detail as to all insurance coverage required by this Section 8.4. A description of the material elements of insurance coverage of the Borrower as of the date hereof is set forth on SCHEDULE 8.4.

     Section 8.5. RECORDS, ACCOUNTS AND PLACES OF BUSINESS. The Borrower shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. The Borrower shall maintain adequate and proper reserves. The Borrower shall promptly (and in any event within five (5) days) notify the Agent of (a) any changes in the places of business of the Borrower and (b) any additional places of business which may arise hereafter.

     Section 8.6. INSPECTION. At any reasonable time and from time to time, the Borrower shall permit the Agent and the Lenders and any of the Lenders' agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors and with their independent accountants.

     Section 8.7. MAINTENANCE OF ACCOUNTS. The Borrower shall maintain all of its depository, operating, concentration and disbursement accounts with the Agent, except for clearing accounts maintained with financial institutions in connection with the Participation Agreements.


                          ARTICLE 9. NEGATIVE COVENANTS

     On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitments to make any loans or advances to the Borrower hereunder, the Borrower covenants that the Borrower will not:

     Section 9.1. RESTRICTIONS ON INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

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                                       29

          (a) Indebtedness outstanding at the date of this Agreement as set forth on SCHEDULE 5.16 but no refinancings thereof.

          (b) Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business.

          (c) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review in a manner satisfactory to the Lenders and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which adequate reserves have been established in accordance with generally accepted accounting principles, and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

          (d) Indebtedness in an amount not to exceed $500,000 in respect of purchase money security interests permitted under Section 9.2(b) hereof.

          (e) Indebtedness to the Lenders.

          (f) Subordinated Indebtedness; provided, however, that no payments of principal or interest shall be made on any Subordinated Indebtedness, except in accordance with the subordination terms and provisions which the Agent has approved in writing.

     Section 9.2. RESTRICTION ON LIENS. Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over the claims of its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the UCC) with or without recourse; PROVIDED, HOWEVER, that the Borrower may create or incur or suffer to be created or incurred or to exist:

          (a) Existing liens and security interests described in SCHEDULE 5.16 securing presently outstanding Indebtedness permitted by Section 9.1(a).

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                                       30

          (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by the Borrower, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; PROVIDED, HOWEVER, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

          (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with
Section 8.2.

          (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee.

          (e) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings satisfactory to the Agent.

          (f) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

          (g) Liens in favor of the Agent for the benefit of the Lenders.

Nothing contained in this Section 9.2 shall permit the Borrower to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

     Section 9.3. INVESTMENTS. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

          (a) Investments having a maturity of less than one year from the date thereof by the Borrower in: (i) obligations of the Agent or any of the Lenders;
(ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Agent or any of the Lenders; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors.

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                                       32

          (b) Existing Investments of the Borrower, as described on SCHEDULE
5.4.

          (c) Investments consisting of normal travel and similar advances to employees of the Borrower and its Subsidiaries not exceeding $250,000 in the aggregate at any one time outstanding.

          (d) Investments made pursuant to the terms of the Participation Agreements.

     Section 9.4. DISPOSITIONS OF ASSETS. Sell, lease or otherwise dispose of any assets except for the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business.

     Section 9.5. ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     Section 9.6. MERGERS, ETC. Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

     Section 9.7. ERISA. At any time while the Borrower has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by the Borrower or to which contributions are made by the Borrower (the "Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Internal Revenue Code, and at all times comply in all material respects with the provisions of the Act and Code which are applicable to the Plans. The Borrower will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of the Borrower.

     Section 9.8. DISTRIBUTIONS. Make any Distribution or make any other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding if such Distribution or payment would, on a pro forma basis after deducting such Distribution or payment from Adjusted Cash Flow as of the end of the previous fiscal quarter, result in a breach of Section 7.1 of this Agreement.

     Section 9.9. SALE AND LEASEBACK. Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

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                                       32

     Section 9.10. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except that the Borrower (a) may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in the Borrower's or its Subsidiaries' business and (b) may enter into other transactions with Affiliates on terms that are no less favorable to the Borrower than those which could be obtained at the time from Persons who are not Affiliates.


                   ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

     Section 10.1. EVENTS OF DEFAULT. Each of the following events shall be deemed to be Events of Default hereunder:

          (a) The Borrower shall fail to make any payment in respect of (i) the principal of any of the Lender Obligations as the same shall become due, whether at the stated payment dates, required prepayment or by acceleration, demand or otherwise, or (ii) interest or commitment fees on or in respect of any of the Lender Obligations as the same shall become due, and such failure shall continue for a period of five (5) days.

          (b) The Borrower shall fail to perform or observe any of the terms, covenants, conditions or provisions of Sections 6.1, 6.2, 6.3, 6.5, 6.8, 7.1, 8.1, 8.5, 8.6 or Article 9 hereof.

          (c) The Borrower shall fail to perform or observe any other term, covenant, condition or provision to be performed or observed by the Borrower under this Agreement or any other Lender Agreement, and such failure shall not be rectified or cured to the Agent's satisfaction within thirty (30) days after the occurrence thereof.

          (d) Any representation or warranty of the Borrower herein or in any other Lender Agreement or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective.

          (e) The Borrower shall fail to make any payment of principal of or interest on Indebtedness for money borrowed by the Borrower or any Guaranty of money borrowed in either case an outstanding principal amount of not less than $250,000 when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate such Indebtedness.

          (f) The Borrower or any Subsidiary shall be involved in financial difficulties as evidenced:

               (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its general partner or other governing body, the commencement of such a voluntary case;

                                                                Credit Agreement
                                       33

               (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided;

               (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11;

               (iv) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

               (v) by the entry of an order by a court of competent jurisdiction
     (1) by finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 30 days;

               (vi) by the filing of a petition against the Borrower or any Subsidiary under said Title 11 which shall not be vacated within 60 days; or

               (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

          (g) There shall have occurred a judgment against the Borrower in any court (i) for an amount in excess of $250,000, and from which no appeal has been taken or with respect to which all appeal periods have expired, unless such judgment is, to the Agent's satisfaction, insured against in full, or (ii) which shall have a Material Adverse Effect.

          (h) The occurrence of a Change of Control.

          (i) Any "Event of Default" or other default under any other Lender Agreement shall have occurred.

          (j) An "Event of Default" shall have occurred under the Celtics Credit Agreement or Citizens Bank of Massachusetts shall cease to be the "Lender" thereunder or the Celtics Credit Agreement is terminated .

          (k) The Borrower Reorganization shall not have occurred on or before December 31, 1998.

     Section 10.2. REMEDIES. Upon the occurrence of an Event of Default, in each and every case, the Agent may, and upon the request of the Majority Lenders, shall proceed to protect and

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                                       34
enforce the rights of the Agent and the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument delivered to the Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of Lender Obligations shall automatically become due and payable without notice or demand) by notice in writing to the Borrower declare (a) the obligations of the Lenders to make Revolving Credit Advances to be terminated, whereupon such obligations shall be terminated, and (b) all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Agent may proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and the Agent and each Lender may offset and apply toward the payment of such balance or part thereof any Indebtedness of the Agent or any Lender to the Borrower, or to any obligor of the Lender Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Agent or any Lender or with any other Person controlling, controlled by or under common control with the Agent or any Lender.

     Section 10.3. DISTRIBUTION OF PROCEEDS. Notwithstanding anything to the contrary contained herein, in the event that following the occurrence or during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Lender Obligations from the Borrower or otherwise, such monies shall be distributed for application as follows:

          (a) First, to the payment of or the reimbursement of, the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Lender Agreement;

          (b) Second, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

          (c) Third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

          (d) Fourth, to any other outstanding Lender Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages; and

          (e) Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.


                                                                Credit Agreement
                                       35

               ARTICLE 11. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

     Section 11.1. ACTIONS BY LENDERS. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 11.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Majority Lenders; provided, however, that without the written consent of all
Lenders:

          (a) no reduction in the interest rates on or any fees relating to the Revolving Credit Advances shall be made;

          (b) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Revolving Credit Advances;

          (c) no increase in the Maximum Revolving Credit Amount or extension of the Revolving Credit Termination Date shall be made;

          (d) no release of all or substantially all of the collateral security for, or any guarantor of, the Lender Obligations shall be made;

          (e) no change in the definition of the term "Majority Lenders" shall be made; and

          (f) no change in the provisions of this Section 11.1 shall be made.

     Section 11.2. ACTIONS BY BORROWER. No delay or omission on the Agent's or the Lenders' part in exercising their rights and remedies against the Borrower or any other interested party shall constitute a waiver. A breach by the Borrower of its obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section 11.1. The Agent's and the Lenders' waiver of the Borrower's breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Notes,
(b) any requirement of diligence or promptness on the Agent's or the Lenders'
part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Notes or any other Lender Obligation or (ii) under any other Lender Agreement. No course of dealing between the Borrower and the Agent or the Lenders shall operate as a waiver of any of the

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


Agent's or the Lenders' rights under this Agreement or any Lender Agreement or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Agent and the Lenders in accordance with Section 11.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders and the Borrower shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.


                       ARTICLE 12. SUCCESSORS AND ASSIGNS

     Section 12.1. GENERAL. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) the Borrower may not assign its rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Article 12.

     Section 12.2. ASSIGNMENTS.

          (a) ASSIGNMENTS. In compliance with applicable laws with respect to such assignment and with the consent of the Borrower (PROVIDED that if there shall exist a Default, the Borrower's consent shall not be required for any such assignment) and the Agent (which consents in all cases shall not be unreasonably withheld), a Lender may assign to one or more financial institutions (each a "Successor Lender") a proportionate part of its rights and obligations in connection with this Agreement, its Revolving Credit Note and the related Lender Agreements and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender and acknowledged and consented to by the Borrower and the Agent, substantially in the form of EXHIBIT G attached hereto. Any assignment under this Section (a) shall be in a minimum amount of $5,000,000 of the Maximum Revolving Credit Amount. In connection with any assignment under this Section 12.2(a) there shall be paid to the Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $3,000.

          (b) ASSIGNMENT PROCEDURES. In the event of an assignment in accordance with Section 12.2(a), upon execution and delivery of such an assignment at least five (5) Business Days prior to the proposed assignment date, and payment by such Successor Lender to the assigning Lender of an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender and the

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                                       37

Borrower shall make appropriate arrangements so that, if required, a new Revolving Credit Note is issued to the Successor Lender and a replacement Revolving Credit Note is issued to the assigning Lender in principal amounts reflecting their respective revised interests.

          (c) REGISTER. The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender, and (iii) the amounts of the Revolving Credit Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) FURTHER ASSURANCES. The Borrower shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

          (e) ASSIGNMENTS TO FEDERAL RESERVE BANK. Any Lender at any time may assign all or any portion of its rights under this Agreement and its Revolving Credit Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

     Section 12.3. PARTICIPATIONS. Any Lender may, without the consent of the Borrower or the Agent, at any time grant or offer to grant to one or more financial institutions ("Credit Participants") participating interests in such Lender's rights and obligations in this Agreement, its Revolving Credit Note and the related Lender Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

          (a) AMOUNT. Each such participation shall be in a minimum amount of at least $5,000,000 of the Maximum Revolving Credit Amount.

          (b) PROCEDURE. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Lender Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Borrower hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, except for those matters referred to in Section 11.1 which require the consent of all Lenders and which may also require the consent of each Credit Participant.

          (c) DEALING WITH LENDERS. The Borrower shall continue to deal solely and directly with the Lenders in connection with their rights and obligations under this Agreement and the other Lender Agreements.


                                                                Credit Agreement
                                       40

          (d) RIGHTS OF CREDIT PARTICIPANTS. The Borrower agrees that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.7, 2.8, 2.9, 2.11, 2.12 and 14.5, and the set off rights in Section 10.2 with respect to its participating interest; PROVIDED, HOWEVER, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

          (e) NOTICE. At the time of granting any participation, the Lender granting such participation shall notify the Agent and the Borrower.


                              ARTICLE 13. THE AGENT

     Section 13.1. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Revolving Credit Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 13, the Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Lender Obligations; (b) hold and apply any collateral for the Lender Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Lender Agreements; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Lender Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 11.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Lender Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of the Borrower's Indebtedness hereunder, act at the direction of the Majority Lenders to exercise the rights of the Lenders hereunder and under the other Lender Agreements.

     Section 13.2. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Article 12 hereof; (b) may consult with legal counsel,

                                                                Credit Agreement
                                       39
independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower or any other Person;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.

     Section 13.3. AGENT AS A LENDER. With respect to its Revolving Credit Commitment Percentage of the Revolving Credit Advances hereunder, Citizens Bank of Massachusetts shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include Citizens Bank of Massachusetts in its individual capacity. Citizens Bank of Massachusetts and its affiliates may lend money to, and generally engage in any kind of business with, the Borrower, any of its Affiliates and any Person who may do business with or own securities of the Borrower or any such Affiliate, all as if Citizens Bank of Massachusetts were not the Agent and without any duty to account therefor to the Lenders.

     Section 13.4. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 13.5. INDEMNIFICATION OF AGENT. Each Lender agrees to indemnify the Agent and its directors, officers, employees and agents (to the extent that the Agent is not reimbursed by the Borrower), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Agent in such capacity under this Agreement; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions,

                                                                Credit Agreement
                                       40
judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Lender Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     Section 13.6. SUCCESSOR AGENT. Except as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent), and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000 and which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

     Section 13.7. AMENDMENT OF ARTICLE 13. The Borrower hereby agrees that the foregoing provisions of this Article 13 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 13.6, the Borrower is not a party to or bound by such foregoing provisions) and that any and all of the provisions of this Article 13 may be amended at any time by the Lenders without the consent or approval of, or notice to, the Borrower (other than the requirement of notice to the Borrower of the resignation of the Agent and the appointment of a successor Agent).


                            ARTICLE 14. MISCELLANEOUS

     Section 14.1. NOTICES. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

          (a) If to the Agent, at 28 State Street, Boston, Massachusetts 02109, Telecopier No. (617) 725-5690, Attention: Ms. Lori B. Leeth, Senior Vice President, with a copy to: Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Telecopier No.

                                                                Credit Agreement
                                       41

617-523-1231, Attention: Edward Matson Sibble, Jr., or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Borrower and the Lenders.

          (b) If to the Borrower, at 151 Merrimac Street, Boston, Massachusetts 02114, Telecopier No. (617) 720-7833, Attention: Mr. Richard Pond, Executive Vice President and Chief Financial Officer, or at such other address(es) or to the attention of such other Person(s) as the Borrower shall from time to time designate in writing to the Agent and the Lenders.

          (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Borrower.

     Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received. A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Borrower as having been given by the Lenders.

     Section 14.2. MERGER. This Agreement and the other Lender Agreements and documents contemplated hereby constitute the entire agreement of the Borrower and the Agent and the Lenders and express their entire understanding with respect to credit advanced or to be advanced by the Lenders to the Borrower.

     Section 14.3. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts. The Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of The Commonwealth of Massachusetts and to the non-exclusive jurisdiction of any Federal court of the United States located in the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of this Agreement or any other Lender Agreement or any of the transactions contemplated hereby or thereby.

     Section 14.4. COUNTERPARTS. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

     Section 14.5. EXPENSES AND INDEMNIFICATION.

          (a) The Borrower agrees to pay, on demand, all of the Agent's reasonable expenses in preparing, executing, delivering and administering this Agreement, the Lender Agreements and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin, Procter

                                                                Credit Agreement
                                       42

& Hoar LLP, and the Agent's and Lenders' expenses in connection with periodic audits of the Borrower provided that the Borrower shall be obligated to pay for only one such audit annually unless a Default has occurred. The Borrower also agrees to pay, on demand, all reasonable out-of-pocket expenses incurred by the Agent and the Lenders, including, without limitation, reasonable legal and accounting fees, in connection with the collection of amounts due hereunder and under all other Lender Agreements upon the occurrence of an Event of Default hereunder, the revision, protection or enforcement of any of the Agent's or the Lenders' rights against the Borrower under this Agreement, the Revolving Credit Notes and all other Lender Agreements and the administration of special problems that may arise under this Agreement or any other Lender Agreement. The Borrower also agrees to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

          (b) Without limitation of any other obligation or liability of the Borrower or right or remedy of the Agent or the Lenders contained herein, the Borrower hereby covenants and agrees to indemnify and hold the Agent, the Lenders, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Agent and the Lenders, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, other than any such claims which are determined by a final, non-appealable judgment or order of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such indemnified party. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Borrower hereunder, such indemnified party shall notify the Borrower in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder unless and only to the extent the Borrower demonstrates to the reasonable satisfaction of such party that such failure to provide notice prejudiced the Borrower in its defense of such claim. The Borrower shall have the right, at its option upon notice to the indemnified parties, to defend any such matter at its own expense and with its own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Borrower in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Borrower, (b) the Borrower has failed to assume the defense of such matter within fifteen (15) days of notice thereof from the indemnified party, or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Borrower, then the Borrower shall not have the right to assume the defense of such matter with respect to such indemnified party. The Borrower shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.

                                                                Credit Agreement
                                       43

     Section 14.6. CONFIDENTIALITY. The Agent and the Lenders agree to use commercially reasonable efforts to keep in confidence all financial data and other information relative to the affairs of the Borrower heretofore furnished or which may hereafter be furnished to them pursuant to the provisions of this Agreement; PROVIDED, HOWEVER, that this Section 14.6 shall not be applicable to information otherwise disseminated to the public by the Borrower or any of its Affiliates; and PROVIDED FURTHER, HOWEVER, that such obligation of the Agent and the Lenders shall be subject to the Agent's or the Lenders', as the case may be,
(a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, affiliates, auditors, accountants and counsel who agree to keep such information confidential, and (c) right to disclose any such information (i) in connection with the transactions set forth herein including assignments or the sale of participation interests pursuant to Article 12, so long as such potential assignees or participants shall agree in writing to be bound by the terms of this Section 14.6, or (ii) in connection with any litigation or dispute involving the Agent or any transfer or other disposition by the Agent or the Lenders, as the case may be, of any of the Lender Obligations; provided that information disclosed pursuant to this provision shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

     Section 14.7. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS AND THE BORROWER AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT, THE REVOLVING CREDIT NOTES, ANY LENDER AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF THE AGENT, THE LENDERS AND THE BORROWER WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE AGENT, THE LENDERS OR THE BORROWER HAS

                                                                Credit Agreement
                                       44

AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     Section 14.8. TERMINATION. This Agreement shall continue in full force and effect, and the obligations and agreements of the Borrower hereunder shall continue to be fully operative, until all of the Lender Obligations shall have been paid and satisfied in full. To the extent that the Borrower or any guarantor of or provider of collateral for Lender Obligations, including without limitation CCC, makes any payment on the Lender Obligations that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause or to Morgan Guaranty Trust Company of New York pursuant to the Consent, Acknowledgment and Control Agreement of even date herewith (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Lender Obligations that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made.


                                                                Credit Agreement
                                       45

     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Credit Agreement to be executed by their duly authorized officers as of the date set forth above.

                                         BOSTON CELTICS LIMITED
                                         PARTNERSHIP


                                         By CELTICS, INC., Its General Partner


                                         By: /s/ Richard G. Pond
                                            ------------------------------------
                                         Name: Richard G. Pond
                                         Title: Executive Vice President and
                                                Chief Financial Officer



                                         CITIZENS BANK OF
                                         MASSACHUSETTS, as Agent


                                         By: /s/ Lori B. Leeth
                                            ------------------------------------
                                         Name: Lori B. Leeth
                                         Title: Senior Vice President


                                         THE ROYAL BANK OF SCOTLAND plc


                                         By: /s/ David Dougan
                                            ------------------------------------
                                         Name: David Dougan
                                         Title: Vice President

                                         Wall Street Plaza
                                         88 Pine Street
                                         New York, NY 10005
                                         Telecopier No:  (212) 480-0791
                                         Attention: David Dougan, Vice President



                                                                Credit Agreement
                                       46

                                   SCHEDULE 1

                             COMMITMENT PERCENTAGES

                                    Commitment     Maximum Amount
             Lender                 Percentage     of Revolving Loans
             ------                 ----------     ------------------

The Royal Bank of Scotland plc       100.00%        $60,000,000.00

             TOTALS                  100.00%        $60,000,000.00


                                                                Credit Agreement
                                       47

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE
                          -----------------------------

$_____________                                                      May __, 1998
                                                           Boston, Massachusetts


     FOR VALUE RECEIVED, the undersigned, BOSTON CELTICS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), HEREBY PROMISES TO PAY to the order of ________________________ (the "Lender") the principal sum of ___________________________________ DOLLARS ($____________) (or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by the Lender to the Borrower pursuant to the Credit Agreement as hereinafter defined), together with interest on the unpaid principal from time to time outstanding at the rate or rates and computed and payable at the times as described in the Credit Agreement. The entire balance of outstanding principal and accrued and unpaid interest shall be paid in full on the Revolving Credit Termination Date (as defined in the Credit Agreement).

     This note represents indebtedness for one or more Revolving Credit Advances made by the Lender to the Borrower under the Credit Agreement dated as of May __, 1998 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") by and among the Borrower, the Lenders from time to time parties thereto, and Citizens Bank of Massachusetts, a Massachusetts trust company, as Agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

     The Borrower shall have the right, at any time, to voluntarily prepay all or any part of the outstanding principal amount of this note subject to the provisions of the Credit Agreement.

     In addition to the payment of interest as provided above, the Borrower shall, on demand, pay interest on any overdue installments of principal and, to the extent permitted by applicable law, on overdue installments of interest at the rate set forth in the Credit Agreement.

     The holder of this note is entitled to all the benefits and rights of a Lender under the Credit Agreement to which reference is hereby made for a statement of the terms and conditions under which the entire unpaid balance of this note, or any portion hereof, shall become immediately due and payable. Any capitalized term used in this note which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Credit Agreement.

     The Borrower hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this note.

     No delay or omission on the part of the holder of this note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this note, and a

                                                                Credit Agreement
                                       48
waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

     The Borrower hereby agrees to pay on demand all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred or paid by the holder of this note in enforcing this note on default.

     THE LENDER AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY OF THEIR ASSIGNEES OR SUCCESSORS SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS NOTE, THE CREDIT AGREEMENT, ANY LENDER AGREEMENT, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION WITH ANY OF THE FOREGOING, ANY COLLATERAL SECURING ALL OR ANY PART OF THE LENDER OBLIGATIONS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF THE LENDER AND THE BORROWER WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     This note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of law provisions contained therein).

                                          BOSTON CELTICS LIMITED
                                          PARTNERSHIP


                                          By CELTICS, INC., Its General Partner


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:



                                                                Credit Agreement

                                    EXHIBIT B

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING
                  --------------------------------------------

                       BOSTON CELTICS LIMITED PARTNERSHIP

                            __________________, ____

Citizens Bank of Massachusetts, as Agent
28 State Street
Boston, Massachusetts 02109
Attention:  Ms. Lori B. Leeth, Senior Vice President

      Re: Credit Agreement Dated as of May __, 1998 by and among
          Boston Celtics Limited Partnership, the Lenders parties thereto, and Citizens Bank of Massachusetts, as Agent (the "Credit Agreement")
          ---------------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.1 of the Agreement the undersigned hereby requests that the Lenders make Revolving Credit Advances to the Borrower in the aggregate amount of $________ on ____________, 199_. The proceeds of such Revolving Credit Advances will be used for __________, and after the making of such Revolving Credit Advances, $__________ of the outstanding Revolving Credit Advances have been used for working capital purposes.

     The representations and warranties contained or referred to in Article 5 of the Credit Agreement are true and accurate on and as of the effective date of the requested Revolving Credit Advances as though made at and as of such date (except as to representations and warranties made as of a certain date, which shall be true and correct as of such date, except as to transactions permitted by the Credit Agreement, and except that the references in the Agreement to the 1997 Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section
6.2 of the Credit Agreement); and no Default has occurred and is continuing or will result from the requested Revolving Credit Advances.

                                     BOSTON CELTICS LIMITED PARTNERSHIP


                                     By CELTICS, INC., Its General Partner


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                                                                Credit Agreement
                                       50

                                   EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

                       BOSTON CELTICS LIMITED PARTNERSHIP
                               _____________, 199_


Citizens Bank of Massachusetts, as Agent
28 State Street
Boston, Massachusetts 02109
Attention:  Ms. Lori B. Leeth, Senior Vice President


     Re:  Credit Agreement Dated as of May __, 1998 by and among
          Boston Celtics Limited Partnership, the Lenders parties thereto, and Citizens Bank of Massachusetts, as Agent (the "Credit Agreement")
          ---------------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to the provisions of Section 6.1 or 6.2 of the Credit Agreement, the undersigned hereby certifies on behalf of the Borrower as follows:

     (A)  Revolving Credit Advances................................    $________

     (B)  The lesser of (i) the Borrowing Base ($_______) or
          (ii) the Maximum Revolving Credit Amount, ($________)
          in each case less the Cohen Reserve ($________)..........    $________

     (C)  Amount available for Revolving Credit
          Advances under the Credit Agreement
          (line B minus line A)....................................    $________

     (D) (1) The representations and warranties made by or on behalf of the Borrower in the Credit Agreement and in all other Lender Agreements are true and correct in all material respects on and as of the date hereof, with the same effect as if made at and as of the date hereof (except as to representations and warranties made as of a certain date, which shall be true and correct only as of such date, except as to transactions permitted under the terms of the Credit Agreement, and except that the references in the Agreement to the 1997 Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section 6.2 of the Credit Agreement).

                                                            Credit Agreement
                                       51

          (2) since the end of the last fiscal year, no Material Adverse Effect has occurred;

          (3) except as set forth in the certificates attached hereto and except as heretofore disclosed to the Agent in a previous Compliance Certificate, there has been no change (i) in the partnership agreement, charter documents or By-Laws of the Borrower heretofore certified to the Agent or (ii) in the incumbency of the officers of the Borrower whose signatures have heretofore been certified to the Agent;

          (4) the financial statements attached hereto as SCHEDULE 1 are in compliance with the applicable provisions of Section 6.1 or 6.2 of the Credit Agreement, as the case may be;

          (5) the undersigned has caused the provisions of the Credit Agreement to be reviewed and there is no Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute a Default thereunder, other than as set forth on SCHEDULE 2 attached hereto.

          (E) Attached hereto as SCHEDULE 3 are calculations demonstrating that, based upon the consolidated financial statements of the Borrower attached hereto as SCHEDULE 1, the Borrower is in compliance with all financial restrictions set forth in the Credit Agreement.

     Terms defined in the Credit Agreement and not otherwise expressly defined herein are used herein with the meanings so defined in the Credit Agreement.

     In witness whereof, the undersigned has caused an authorized officer to execute this Certificate on this _____ day of ____________, ____.

                                     BOSTON CELTICS LIMITED PARTNERSHIP


                                     By CELTICS, INC., Its General Partner


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

--------
     1 Must be signed by the chief executive officer or chief financial officer of the Borrower.

                                                                Credit Agreement
                                       52

                                  SCHEDULE 1

                            TO COMPLIANCE CERTIFICATE



     The financial statements attached to this Schedule are submitted in compliance with the following section of the Credit Agreement (check one):

         [ ]  Section 6.1
         [ ]  Section 6.2





                                                                Credit Agreement
                                       53

                                   SCHEDULE 2

                            TO COMPLIANCE CERTIFICATE


                          DEFAULTS - ACTION BEING TAKEN





                                                                Credit Agreement
                                       54

                                  SCHEDULE 3

                            TO COMPLIANCE CERTIFICATE

For purposes of computing the ratios and limitations comprising the financial restrictions that follow, terms that are capitalized and not defined herein will be given the meanings ascribed to such terms in the Credit Agreement.

                                       [*]






--------
     *   Detailed calculations of each financial covenant should follow.

                                                                Credit Agreement
                                       55

                                    EXHIBIT D

                          FORM OF LIBOR PRICING NOTICE
                          ----------------------------

                       BOSTON CELTICS LIMITED PARTNERSHIP
                            __________________,____

Citizens Bank of Massachusetts, as Agent
28 State Street
Boston, Massachusetts 02109
Attention:  Ms. Lori B. Leeth, Senior Vice President


     Re:  Credit Agreement Dated as of May __, 1998 by and among
          Boston Celtics Limited Partnership, the Lenders parties thereto, and Citizens Bank of Massachusetts, as Agent (the "Credit Agreement")
          ---------------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.4 of the Agreement, the undersigned hereby confirms its request made on _______________, for a LIBOR Rate Loan in the amount of $__________ comprising all or a portion of outstanding Revolving Credit Advances, effective __________.

     The Interest Period applicable to said LIBOR Rate Loan will be [one] [two] [three] [six] or [twelve] months.

     Said LIBOR Rate Loan represents a [conversion/continuation] of the [Base] [LIBOR] Rate Loan in the same amount made on __________.*

                                     BOSTON CELTICS LIMITED PARTNERSHIP


                                     By CELTICS, INC., Its General Partner


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:






--------
     1    To be inserted in any request for a conversion.

                                                                Credit Agreement
                                       56

                                    EXHIBIT E

                          FORM OF CCC PLEDGE AGREEMENT
                          ----------------------------





                                                                Credit Agreement
                                       57

                                    EXHIBIT F

                     FORM OF BCCLP CREDIT SUPPORT AGREEMENT
                     --------------------------------------







                                                                Credit Agreement
                                       58

                                    EXHIBIT G

                      FORM OF OPINION OF BORROWER'S COUNSEL
                      -------------------------------------






                                                                Credit Agreement
                                       59

                                    EXHIBIT H

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                   -------------------------------------------

     Assignment and Acceptance Agreement dated as of _______, ____, by and between __________ (the "Assignor") and __________ (the "Successor Lender").

     WHEREAS, the Assignor is one of the Lenders party to the Credit Agreement referred to below; and

     WHEREAS, the Assignor desires to sell and the Successor Lender desires to purchase, all or a portion of the outstanding loans, advances of credit and commitments of Assignor under the Credit Agreement and the other documents, instruments and agreements related thereto.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

     Reference is made to the Credit Agreement dated as of May __, 1998 (as amended or supplemented and as from time to time in effect, the "Credit Agreement"), among Boston Celtics Limited Partnership (the "Borrower"), the lenders party thereto (the "Lenders"), and Citizens Bank of Massachusetts, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     1. ASSIGNMENT AND ACCEPTANCE. Pursuant to Section 12.2 of the Agreement, as of the close of business on __________________ (the "Assignment Date"), the Assignor hereby assigns to the Successor Lender $________ of its $____________ current interest in the outstanding Revolving Credit Advances and a ____% interest in its Commitment Percentage.

     The foregoing assignment which constitutes a ___% Commitment Percentage under the Credit Agreement, is made together with the concomitant proportionate amount of the undersigned's other rights and obligations under the Credit Agreement and the other Lender Agreements, and the Successor Lender hereby accepts and assumes such rights and obligations completely. After giving effect to this assignment, the Assignor and the Successor Lender shall have the interests in the Revolving Credit Notes and the Commitment Percentages set forth on SCHEDULE 1 attached hereto, and the Commitment Percentages of all of the Lenders under the Credit Agreement shall be as set forth on SCHEDULE 2 attached hereto.

     2. REPRESENTATIONS AND WARRANTIES.

          (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned her by free and clear of any adverse claim, the Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement, the Revolving Credit Notes or any other Lender Agreement, (ii) any recital,

                                                                Credit Agreement
                                       60
representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Lender Agreement, or (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or other direct or indirect security afforded or purported to be afforded by any of the Lender Agreements or otherwise from time to time.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Lender Agreement on the part of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person, or (iii) the existence of any Default.

          (c) The Successor Lender confirms that it has received a copy of the Credit Agreement and each of the other Lender Agreements, together with copies of the most recent financial statements delivered pursuant to Sections 6.1 and
6.2 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance Agreement. The Successor Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Assignor or any other Lender.

          (d) The Successor Lender, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall be deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Lender Agreement.

          (e) The Successor Lender irrevocably appoints the Agent to act as Agent for the Successor Lender under the Credit Agreement and the other Lender Agreements, all in accordance with Article 13 of the Agreement and the other provisions of the Credit Agreement and each other Lender Agreement.

          (f) The Successor Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Lender Agreements are required to be performed by it as a Lender.

          (g) Except as to paragraph (a) above, the foregoing assignment is made without any representation, warranty or recourse of any kind by the Assignor.

     3. PARTY TO THE AGREEMENT, ETC. Upon (a) the execution and delivery hereof by the parties hereto at least 5 Business Days prior to the Assignment Date, and
(b) the payment by the Successor Lender to Assignor of an amount equal to the purchase price agreed between the Successor Lender and the Assignor, and (c) payment to the Agent of the fee required to be paid pursuant to Section 12.2(a) of the Agreement, the Successor Lender shall automatically become party to the Credit Agreement as a signatory thereto. As of the Assignment Date, the Successor Lender shall have all the rights and obligations of a Lender under the Credit Agreement and the other Lender Agreements as and to the extent set forth on SCHEDULE 1 and SCHEDULE 2 attached


                                                                Credit Agreement
                                       63
hereto. Copies of all notices and other information required to be delivered to the Lenders under the Credit Agreement shall be delivered to the Successor Lender at the address(es) and to attention of the Person(s) specified below the Successor Lender's name on the execution page of this Assignment and Acceptance Agreement. As of the Assignment Date, the Assignor shall be released from its obligations under the Credit Agreement to a corresponding extent, and no further consent or action by any party shall be required.

     4. MISCELLANEOUS. This Assignment and Acceptance Agreement may be executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.



                                                                Credit Agreement
                                       62

     IN WITNESS WHEREOF, the Assignor and the Successor Lender have executed this Assignment and Acceptance Agreement as of the date first above written.

                                        [ASSIGNOR]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        [SUCCESSOR LENDER]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        [Address for Notices]
                                        Telecopier No.:
                                        Attention:
                                                  ------------------------------

The foregoing is hereby
acknowledged and approved:

BOSTON CELTICS LIMITED PARTNERSHIP*

By CELTICS, INC., Its General Partner


By:
   -------------------------------------
Name:
Title:


CITIZENS BANK OF MASSACHUSETTS, as Agent


By:
   -------------------------------------
Name:
Title:

--------
   1 Include if Section 12.2 of the Credit Agreement provides for the Borrower's consent to assignments.


                                                                Credit Agreement
                                       63

                                   SCHEDULE 1

                   SUCCESSOR LENDER'S AND ASSIGNOR'S INTEREST


The Successor Lender's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

         Commitment Percentage                           ____%
         Principal Amount of Revolving Credit Note   $______



The Assignor's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

         Commitment Percentage                           ____%
         Principal Amount of Revolving Credit Note   $______



                                                                Credit Agreement
                                       64

                                   SCHEDULE 2

                         LENDERS' COMMITMENT PERCENTAGES


     After giving effect to the assignment on the Assignment Date, the Lenders' respective Commitment Percentages under the Credit Agreement shall be as follows:


                                Commitment                  Maximum Amount
       Lender                   Percentage                of Revolving Loans
       ------                   ----------                ------------------

------------------               ----.--%                     $ --------.--

------------------               ----.--%                     $ --------.--

------------------               ----.--%                     $ --------.--

            TOTALS               100.00%                      $ ________.00



                                                                Credit Agreement
                                       65